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            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Mrs. Fields' Original Cookies, Inc. and in the Prospectus constituting part of this Registration Statement on Form S-4 of Mrs. Fields' Holding, Company, Inc. of our report dated December 11, 1998 relating to the consolidated financial statements of Pretzelmaker Holdings, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.

                            AJ. ROBBINS, P.C.
                            CERTIFIED PUBLIC ACCOUNTANTS
                              AND CONSULTANTS

Denver, Colorado
February 3, 1999